EXHIBIT 10.25
NOTICE OF NON-QUALIFIED STOCK OPTION GRANT
TO NON-EMPLOYEE DIRECTOR
(2007 STOCK PLAN)

This certifies that _________________ has an option to purchase __________________ shares of common stock, par value $.10 per share, of St. Jude Medical, Inc., a Minnesota corporation.
Social Security Number: ________________________
Address: _____________________________________
Grant Date: __________________________________
Purchase Price Per Share: $______________________
Expiration Date: _______________________________
Exercisable Date: 100% exercisable on _____________
This stock option is governed by, and subject in all respects to, the terms and conditions of the St. Jude Medical, Inc. 2007 Stock Incentive Plan Non-Qualified Stock Option Agreement for Non-Employee Directors, a copy of which is attached to and made a part of this document, and the St. Jude Medical, Inc. 2007 Stock Incentive Plan, a copy of which is available upon request. This Notice of Non-Qualified Stock Option Grant has been duly executed, by manual or facsimile signature, on behalf of St. Jude Medical, Inc.
ST. JUDE MEDICAL, INC.
By: ________________________________________
Name: ______________________________________
Title: _______________________________________

St. Jude medical, INC.
2007 STOCK INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT FOR
NON-EMPLOYEE DIRECTORS
This Non-Qualified Stock Option Agreement is between St. Jude Medical, Inc., a Minnesota corporation (the “Company”), and you, the person named in the attached Notice of Non-Qualified Stock Option Grant (the “Notice”). This Agreement is effective as of the date of grant set forth in the attached Notice (the “Grant Date”).
The Company desires to provide you with an opportunity to purchase shares of the Company's Common Stock, $.10 par value (the “Common Stock”), as provided in this Agreement in order to carry out the purpose of the St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended from time to time (the “Plan”).
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:
1.    Grant of Option.
The Company hereby grants to you, effective as of the Grant Date, the right and option (the “Option”) to purchase all or any part of the aggregate number of shares of Common Stock set forth in the attached Notice, on the terms and conditions contained in this Agreement and in accordance with the terms of the Plan. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.    Exercise Price.
The per share purchase price of the shares subject to the Option shall be the purchase price per share set forth in the attached Notice (the “Exercise Price”).
3.    Term of Option and Exercisability.
The term of the Option shall be for a period of eight years from the Grant Date, terminating at the close of business on the expiration date set forth in the attached Notice (the “Expiration Date”) or such shorter period as is prescribed in Section 5 of this Agreement. The Option shall become exercisable, or vest, on the date or dates and in the amount or amounts set forth in the attached Notice, subject to the provisions of Section 4 and Section 5 of this Agreement. To the extent the Option is exercisable, you may exercise it in whole or in part, at any time, or from time to time, prior to the termination of the Option.
4.    Change of Control.
(a)    As used herein, “Change of Control” shall mean any of the following events:
(i)    the acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or any of its Affiliates, or any employee benefit plan of the Company and/or one or more of its Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions; or
(ii)    individuals who, as of the Grant Date, constitute the Board of Directors of the Company (generally the “Directors” and as of the Grant Date the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Grant Date whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or
(iii)    the consummation of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(b)    In the event of a Change of Control, this Option shall be assumed by the successor corporation, an affiliate thereof or other successor entity or person, or shall replaced with an award or grant that, solely in the discretionary judgment of the Committee, preserves the existing value of this Option at the time of the Change of Control and provides for vesting and settlement terms that are at least as favorable to you as the vesting and payout terms applicable to this Option, and the assumed Option or such substitute therefore shall remain outstanding and shall be governed by its respective terms and shall include the following additional terms:
“If, within two years after a Change of Control your board service terminates involuntarily for reasons other than Cause, the unvested portion of the Option shall immediately vest and the Option shall become immediately exercisable in full and remain exercisable for one year beginning on the date of your termination of board service.”
(c)    In the discretion of the Committee and notwithstanding subsection (b) above or any other provision, the Option (whether or not exercisable) may be cancelled at the time of the Change of Control in exchange for cash, property or a combination thereof that is determined by the Committee to be at least equal to the excess (if any) of the value of the consideration that would be received in such Change of Control by the holders of Common Stock, over the Exercise Price for the Option. For purposes of clarification, by operation of this provision Options that would not yield a gain at the time of the Change of Control under the aforementioned equation are subject to cancellation without consideration. Furthermore, the Committee is under no obligation to treat Options and/or holders of Options uniformly and has the discretionary authority to treat Options and/or holders of Options disparately.
(d)     If, in the event of a Change of Control, this Option is not assumed or replaced as provided by subsection (b) above or cancelled in exchange for cash, property or a combination thereof as provided by subsection (c) above, then the unvested portion of the Option shall immediately vest and the Option shall become immediately exercisable in full upon the Change of Control.
5.    Effect of Termination of Board Service.
(a)    If your board service terminates by reason of your death, the Option may be exercised at any time within 12 months after the date of your death, to the extent that the Option was exercisable by you on the date of death, by your personal representatives or administrators or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option.
(b)    If your board service terminates by reason of Disability, you may exercise the Option at any time within 12 months after such termination, to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option. For purposes of this Section 5, “Disability” means total and permanent disability as approved by the Committee administering the Plan.
(c)    If your board service terminates for Cause, the Option shall terminate immediately upon such termination and shall not be exercisable thereafter. For purposes of this Section 5, “Cause” refers to (i) the felony conviction of the director, (ii) the failure of the director to contest the prosecution of a felony, or (iii) the willful misconduct, dishonesty or intentional violation of a statute, rule or regulation by the director, any of which in the judgment of the Company, is harmful to the business or reputation of the Company.
(d)    If your board service terminates for any reason other than your death, Disability or for Cause, you may exercise the Option after the date of such termination of service in accordance with its terms to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option.
6.    Method of Exercising Option.
(a)    Subject to the terms and conditions of this Agreement, you may exercise your Option by following the procedures established by the Company from time to time. In addition, you may exercise your Option by written notice to the Company as provided in Section 9(h) of this Agreement that states (i) your election to exercise the Option, (ii) the Grant Date of the Option, (iii) the purchase price of the shares, (iv) the number of shares as to which the Option is being exercised and (v) the manner of payment. The notice shall be signed by you or the Person or Persons exercising the Option. The notice shall be accompanied by payment in full of the exercise price for all shares designated in the notice. To the extent that the Option is exercised after your death, the notice of exercise shall also be accompanied by appropriate proof of the right of such Person or Persons to exercise the Option.

(b)    Payment of the exercise price shall be made to the Company through one or a combination of the following methods:

(i)	cash, in United States currency (including check, draft, money order or wire transfer made payable to the Company); or

(ii)
delivery (either actual delivery or by attestation) of shares of Common Stock acquired by you more than six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Option exercise price. You shall represent and warrant in writing that you are the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions, and you shall duly endorse in blank all certificates delivered to the Company.

7.    Taxes.
You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of exercising the Option or any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you, if and to the extent required by applicable law.
8.    Adjustments.
In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares covered by the Option such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the attached Notice of Non-Qualified Stock Option Grant and this Agreement, then the Committee administering the Plan shall, in such manner as it may deem equitable, adjust any or all of the number and type of the shares covered by the Option and the exercise price of the Option.
9.    General Provisions.
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)    No Rights as a Shareholder. Neither you nor your legal representatives shall have any of the rights and privileges of a shareholder of the Company with respect to the shares of Common Stock subject to the Option unless and until such shares are issued upon exercise of the Option.
(c)    No Right to Board Service. Nothing in this Agreement or the Plan shall be construed as giving you the right to continue to serve on the Company's Board of Directors.
(d)    Option Not Transferable. Except as otherwise provided by the Plan or by the Committee administering the Plan, the Option shall not be transferable other than by will or by the laws of descent and distribution or to a family member in accordance with Section 6(h)(v) of the Plan and the Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your guardian or legal representative. The Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Option shall be void and unenforceable against the Company.
(e)    Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(f)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(g)    Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of this Agreement.
(h)    Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:
St. Jude Medical, Inc.
One St. Jude Medical Drive
St. Paul, MN 55117
Attn.: Stock Plan Administrator

(i)    Notice of Non-Qualified Stock Option Grant. This Non-Qualified Stock Option Agreement is attached to and made part of a Notice of Non-Qualified Stock Option Grant and shall have no force or effect unless such Notice is duly executed and delivered by the Company to you.

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